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                                                                    EXHIBIT 23.2

CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-51789 of our report dated March 31, 1998 covering the audited combined financial statements of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. included in Tesoro Petroleum Corporation's Form 8-K, dated May 13, 1998, and to the reference to our Firm under the heading "Experts" in the two Prospectus Supplements for the Common Stock and Premium Income Equity Securities Offerings, which are a part of such Registration Statement.

                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP


Honolulu, Hawaii
June 4, 1998